EXHIBIT 10.1

FIRST AMENDMENT TO
SERVICES AGREEMENT

This First Amendment To Services Agreement (this “Amendment”) is dated June 20, 2008 (the “First Amendment Effective Date”) by and among the following parties:

(1) CPI International Touring Inc. (“Touring ROW”), a Barbados IBC corporation;

(2) KSC Consulting (Barbados) Inc. (“KSC”), a Barbados corporation;

(3) Live Nation Worldwide, Inc. (“LN”), a Delaware corporation, on its own behalf and in its capacity as successor-in-interest to each of CPI Touring (USA), Inc., a Delaware corporation, CPI Entertainment Content (2005), Inc., a Delaware corporation, CPI Entertainment Content (2006), Inc., a Delaware corporation and Grand Entertainment (ROW), LLC, a Delaware limited liability company (collectively with Touring ROW, the “CPI Companies”); and

(4) Michael Cohl, a resident of Barbados (“Cohl”).

RECITALS

Whereas, the CPI Companies (collectively and together with LN, the “Companies”), KSC and LN are parties to that certain Services Agreement (the “Services Agreement”) executed on September 12, 2007; and

Whereas, the Companies, KSC and Cohl have agreed to amend certain provisions in the Services Agreement as more fully set forth herein.

AMENDMENT

Now, Therefore, in consideration of the mutual promises and obligations contained herein, the parties agree as follows:

1. Modification of Term. Section 1(a) of the Services Agreement is hereby amended and restated in its entirety to read as follows:

(a) Term. Unless earlier terminated in accordance with the provisions of Section 6 hereof, the Services Relationship starts on the Effective Date and ends on the close of business on the fourth (4th) anniversary of the First Amendment Effective Date.

2. Modification of Title and Reporting. Section 2(a) of the Services Agreement is hereby amended and restated in its entirety to read as follows:

(a) Title and Reporting. During the Actual Term, the following provisions will apply:

(i) As of the First Amendment Effective Date, Cohl hereby resigns as the Chief Executive Officer of each of the CPI Companies and all other offices of the Companies and Live Nation, Inc. As of the First Amendment Effective Date, the employees of each of the CPI Companies shall no longer report directly to Cohl and Cohl shall have no day-to-day management responsibilities or authority over any such employees or operations. LN will continue to have the right to dissolve any one or more of the CPI Companies and/or assign all or any portion of the assets of the CPI Companies to other affiliates of LN.

(ii) Cohl will serve as a consultant to the Companies, including, without limitation, to LN’s division known as Live Nation Artists or Artist Nation (the “Artist Nation Division”).

(iii) In his capacity as a consultant, Cohl will report solely to LN’s Chief Executive Officer.

3. Modification of Duties and Authority. Section 2(b) of the Services Agreement is hereby amended and restated in its entirety to read as follows:

(b) Duties and Authority. KSC will cause Cohl to perform such consulting duties for the Companies that any of the Companies may from time to time reasonably and lawfully designate and that are mutually agreed upon by the parties.

4. Certain Deletions in Section 2. Sections 2(c), 2(d), 2(e) and 2(g) of the Services Agreement are hereby deleted in their entirety.

5. Compensation. Section 3 of the Services Agreement is hereby amended and restated in its entirety to read as follows:

3. COMPENSATION.

The Companies will pay to KSC, in a lump sum within five business days of full execution of this Amendment, an upfront cash payment of $4.5 million as compensation for the services to be provided hereunder. Such payment shall not be refundable, subject to offset or otherwise returnable to the Companies under any circumstances whatsoever. The payment of such amount shall be the joint and several obligation of the Companies, and the Companies will allocate the responsibility of such payment among themselves as they may mutually agree from time to time based upon the relative amount of services provided hereunder by Cohl to each Company.

6. Termination. Section 6 of the Services Agreement is hereby amended and restated in its entirety to read as follows:

6. TERMINATION.

The Services Relationship shall terminate on the fourth anniversary of the First Amendment Effective Date without any action or notice required by any party hereto, unless extended upon the mutual written agreement of the parties. The Companies may terminate the Services Relationship at any time and for any reason, with or without cause, upon written notice to KSC, and upon any termination the Companies shall have no obligation to KSC or Cohl whatsoever, including for compensation or otherwise. Notwithstanding any termination of the Services Relationship pursuant to this Section 6, the provisions of Sections 4, 5, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 of this Agreement will survive such termination.

7. Compensation Upon Termination. Section 7 of the Services Agreement is hereby deleted in its entirety.

8. Insurance. Section 12(b) is hereby deleted in its entirety.

9. Director Severance Event. As of the First Amendment Effective Date, Cohl hereby resigns as a director of the LN Board. The parties hereto agree that as of the First Amendment Effective Date, a “Director Severance Event” has occurred under the Services Agreement and, as such, the obligations under Section 2(f) of the Services Agreement will no longer apply.

10. Venue for Performance. Any and all consulting services to be provided to the Companies by Cohl hereunder may be performed by Cohl from Barbados, and nothing herein shall require Cohl to travel to or be present in the United States of America or elsewhere to perform any such services hereunder.

11. Public Announcements.

(a) Except as may be required by applicable law, neither KSC nor Cohl shall issue any press release or otherwise make any public statements or filings with respect to this Amendment or the transactions contemplated hereby without the prior written consent of LN.

(b) Except as may be required by applicable law or as may be required to satisfy the rules of any listing exchange upon which the common stock of LN Parent is listed, none of the Companies or any of their respective Affiliates will issue a separate stand-alone press release or public announcement that describes the terms of this Amendment unless Cohl has reviewed and approved such stand-alone press release or public announcement (such approval not to be unreasonably withheld or delayed). The Companies and their respective Affiliates shall not be otherwise restricted or constrained in any public statement concerning the provisions of this Amendment that is made as a part of an earnings release, investor call or other similar communication that includes disclosures or discussions about matters other than the transaction contemplated hereby.

12. Release. As a condition to entering into, and in exchange for the promises and consideration contained in this First Amendment, Cohl, the Companies and KSC are concurrently entering into a general release of claims related to prior periods.

13. No Other Amendment. Except as expressly amended hereby, the terms, provisions, covenants, restrictions and other agreements contained in the Services Agreement are hereby ratified, confirmed and carried forward in all respects. For the avoidance of doubt, such sections of the Services Agreement that remain unamended and in full force and effect include, without limitation, Sections 4 and 5 related to nondisclosure of confidential information and protective covenants, respectively.

14. Captions and Headings. The captions and headings used in this Amendment are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

15. Counterparts. This Amendment may be executed (manually or by facsimile or similar electronic means) in any number of counterparts, each of which for all purposes shall be deemed an original, but all of which together will constitute but one and the same instrument.

[Signatures Appear on the Following Page]

In Witness Whereof, the parties have duly executed and delivered this Amendment as of the date first written above.

CPI International Touring Inc.,

a Barbados IBC corporation

By: /s/ Michael Rapino

Michael Rapino, President

KSC Consulting (Barbados) Inc.,

a Barbados corporation

By: /s/ Michael Cohl

Michael Cohl, President

Live Nation Worldwide, Inc.,

a Delaware corporation

By: /s/ Michael Rapino

Name: Michael Rapino

Title: President and Chief Executive Officer

Michael Cohl

/s/ Michael Cohl

Michael Cohl

Live Nation, Inc., joins in the execution of this Agreement solely for the purposes of acknowledging this Amendment.

By: /s/ Michael Rapino
Name: Michael Rapino
Title: President and Chief Executive Officer

[Signature Page to the First Amendment to Services Agreement]